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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
The Montana Power Company

                  We consent to the incorporation by reference in this Registration Statement on Form S-4 of Touch America Holdings, Inc. of our report dated February 21, 2001 relating to the consolidated financial statements and financial statement schedules, which appear in the Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Portland, Oregon
July 13, 2001